UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2013

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 16, 2013, MRV Communications, Inc. (the “Company”) entered into a Memorandum of Understanding (“Memorandum”) containing the principal terms of a proposed settlement (“Settlement”), with Plaintiffs Warren Rubin IRA, Donald Gautreaux and Jing Ke (collectively, “Plaintiffs”), and Defendants Noam Lotan, Shlomo Margalit, Shay Gonen, Guy Avidan, Guenter Jaensch, Igal Shidlovsky, Daniel Tsui, Harold W. Furchtgott-Roth and Baruch Fischer (collectively, the “Individual Defendants”), of all claims in In re MRV Communications, Inc. Derivative Litigation and Ke v. Margalit, et al. (together the “Derivative Actions”).

In the Memorandum, the parties agree to negotiate in good faith and execute an appropriate Stipulation of Settlement reflecting the parties’ agreement to settle the Derivative Actions upon the terms outlined in the Memorandum, and any other documentation as may be required to obtain court approval of the Settlement and dismissal of the Derivative Actions with prejudice and release of all claims.  Both the federal District Court and the California Superior Court have agreed to stay the litigation proceedings (subject to certain intermediary deadlines being accomplished) through February 3, 2013, at which time the Stipulation of Settlement will be filed with both courts. There can be no assurance that either the federal or state court will accept a Stipulation of Settlement once such Stipulation has been filed.

The Memorandum states that the Stipulation of Settlement will include, among other things, (a) a release of all claims relating to the Derivative Actions for the Company, the Individual Defendants, who are all former officers and directors of the Company, and the Plaintiffs; (b) a provision that $2.5 million in cash to be paid to the Company by the Company’s insurance carriers; (c) a requirement that the Company pay to plaintiffs’ counsel $500,000 in cash and 250,000 warrants to purchase the Company’s Common Stock, with a five-year term at a strike price of the lesser of $11 per share or the closing price of the Company’s Common Stock on the date an order of the federal District Court approving the settlement becomes final; (d) the continued payment by the Company of applicable reasonable attorneys’ fees for the individual defendants; and (e) a requirement that the Company cancel all unexercised, outstanding options currently held by the Individual Defendants that are at issue in this litigation. Within 120 days following the later of the issuance of an order approving the Settlement by the federal District Court, or the end of the period available for appeal, the Company would be required to take certain corporate governance reform actions, many of which have already been implemented. Additional corporate governance initiatives that were agreed upon in the Memorandum include the adoption of a clawback policy and undertaking reasonable efforts to seek re-listing of the Company’s Common Stock on NASDAQ.

The foregoing description of the Memorandum is not complete and is qualified in its entirety by the full text of the document, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

On January 16, 2013, the Company issued a press release announcing that the Memorandum of Understanding had been entered into with the Plaintiffs. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d)                                                         Exhibits

Exhibit 10.1	Memorandum of Understanding, dated January 16, 2013, by and among the Plaintiffs, Individual Defendants and the Company
Exhibit 99.1	Company’s press release dated January 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 16, 2013

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary